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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and among THE BANC CORPORATION (the "Company"), and James A. Taylor, an individual resident of Alabama (the "Executive") as of the 1st day of January, 2002.

         1. Employment. The Company shall employ the Executive, and the Executive shall continue to serve the Company, as Chairman of the Board and Chief Executive Officer and as Chairman of the Board of The Bank, a wholly owned subsidiary of the Company, and any other position agreed upon by the parties, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position and which may be set forth in the Company's bylaws or assigned by the Company's Board from time to time. The Executive shall devote his business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to charitable and community activities and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

         2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of five years which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be five years; provided that either party may at any time, by written notice to the other, fix the Term to a finite term of five years, without further automatic extension, commencing with the date of such notice.


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         3.       Compensation and Benefits.

                  (a) Executive shall receive a base salary of $293,200 per annum. The base salary shall be paid according to Company policy. The Company's Board (or its compensation committee) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate.

                  (b) The Executive shall participate in a management incentive program and shall receive quarterly payments of fifteen percent (15%) of his annual base salary then in effect. The first quarterly bonus payment shall be due March 31, 2002 for the quarter then ended. In addition, the Company's Board of Directors shall annually consider the Executive's performance, and determine if any additional bonus is appropriate.

                  (c) The Executive shall be entitled to participate in and be eligible for the grant of stock options, restricted stock and other awards thereunder.

                  (d) The Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company upon reaching 64 years of age. Prior to reaching age 64, the Executive may participate in all retirement, welfare, deferred compensation, life and health insurance and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company if Executive is not covered under any similar plan or plans, the premium or provision of which are paid by third parties. During any period during the Term that the Executive is subject to a Disability, and during the 180 day period of physical or mental infirmity leading up


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to the Executive's Disability, the amount of the Executive's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries. The Company shall maintain a "Key Man" life insurance policy in the face amount of $6,000,000 and disability insurance with a benefit of up to a maximum of $25,000 per month, assuming Executive qualifies for such an amount of disability insurance under such benefit programs or plans. Executive shall be entitled to ownership of one-half of this "Key Man" policy, including all rights and benefits related thereto. Executive shall also be entitled to receive up to $10,000 per annum for medical expenses not covered by insurance. Regardless of whether or not Executive owns any portion of any insurance policy, the Company shall continue to make 100% of all premium payments to keep these insurance policies in force.

                  (e) The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status or, in lieu thereof, shall provide the Executive with an annual allowance of not less than $15,000 to partially cover the cost of the business use of an automobile owned or leased by the Executive.

                  (f) The Company shall reimburse the Executive's reasonable expenses for initiation fees, dues and capital assessments for athletic, country and dining club memberships currently held by the Executive; provided that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.


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                  (g)      The Company shall reimburse the Executive for
travel, seminar and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  (h) Executive shall be entitled to four weeks of paid vacation per year.

                  (i) The Company shall lease to the Executive Unit 19 of The Bank Condominiums (the "Condominium") located on the nineteenth floor of the John A. Hand Building as a residence and the Company shall pay the rental payments for such Condominium as determined by independent appraisals of the fair market rental value and the expenses associated with the Executive's relocation to such residence. In addition, the Company hereby grants to the Executive the exclusive option to purchase the Condominium at fair market value at such time that the purchase would not cause a recapture of any historical tax credits by the Company.

         4.       Termination.

                  (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                           (i)      upon the death of the Executive;

                           (ii)     by the Company due to the Disability of the
Executive upon delivery of a Notice of Termination to the Executive;

                           (iii)    by the Company for Cause upon delivery of a
Notice of Termination to the Executive; and

                           (iv)     by the Executive for Good Reason upon
delivery of a Notice of Termination to the Company after any occurrence of a Change in Control or in the event of a Constructive Termination.


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                  (d)      If the Executive's employment with the Company shall
be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                  (e) If the Executive's employment with the Company shall be terminated by the Company in violation of this Agreement, by the Executive for Good Reason or in the event of a Constructive Termination, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

                           (i)      The Company shall pay the Executive in cash
within fifteen days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii)     The Company shall pay to the Executive in
cash at the end of each of the sixty consecutive thirty day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount (including any increases in base salary called for by Section 3(a) of this Agreement) plus the Bonus Amount (including any increases in bonus amount called for by Section 3(b) of this Agreement) plus all benefits provided in
Section 3 and all Director's fees, including retainers, to which the Executive would be entitled for the same period, or within 30 days, at the Executive's option, a lump sum equal to the present value of the payments due under this paragraph (c)(ii); provided, however, that such lump sum amount shall be reduced to its net present value assuming an interest rate equal to six percent (6%) and 60 equal monthly payments commencing on the Termination Date;


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                           (iii)    For the period from the Termination Date
through the date that Executive attains the age of 75 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. Further, all benefits under this subsection (iii) (other than health insurance and other medical, dental and hospitalization benefits which shall continue for the entire Continuation Period) shall not be continued longer than five years after the Termination Date, even if the Executive has not obtained such other benefits under another employer's benefit plan. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and


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                           (iv)     The restrictions on any outstanding
incentive awards (including stock options and restricted stock awards) granted to the Executive under any Company's stock option plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall be immediately exercisable and shall be 100% vested. The period in which Executive may exercise any option granted shall be the full term of such option.

                           (v)      The Company shall, at its expense, for a
period of five years continue to maintain on behalf of the Executive the "Key Man" life insurance and shall immediately convey, assign and transfer all of its interest in the policy to the Executive on a tax neutral basis.

                           (vi)     The Company shall continue to lease to the
Executive the Condominium and the Company shall pay the rental payments as provided by Section 3(i) of the Agreement for five years from the Termination Date. Nothing in the preceding sentence shall effect Executive's exclusive option to purchase the Condominium at fair market value as provided in Section 3(i).

                           (vii)    Executive shall be 100% vested in all
deferred compensation arrangements provided by the Corporation or any of its subsidiaries through his role as a director, officer or any other capacity.

                  (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).


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                  (g)      In the event that any payment or benefit (within the
meaning of Section 280 G of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive (or for his benefit) paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his relationship with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to any such excise or other taxes (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax" and any other tax together with any such interest and penalties are herein referred to as "Other Taxes"), then the Executive will be entitled to receive an additional payment
(a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such Other Tax and the Excise Tax), including any Excise Tax or Other Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax or Other Taxes imposed upon the Payments.

                  (h)      The severance pay and benefits provided for in this
Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.


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         5.       Trade Secrets. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, if such Termination is for cause, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

         6.       Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) occurred on or after a Change in Control.


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         8.       Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         9. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and to otherwise perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling,

         10. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Alabama.


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         12.      Severability. The provisions of this Agreement shall be
deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         14. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         16.      Demand Registration Rights.

                  (a) Subject to the provisions of this Section 16(a), upon the Executive's termination of employment, for any reason, the Executive may request registration for sale under the Act of all or part of the Common Stock then held by him (excluding, for purposes of this Section 16(a), shares subject to the stock options held by the Executive as to which the vesting provisions shall not have lapsed). Any such request shall specify the number of shares proposed to be registered and sold and the name of the managing underwriter of the proposed offering (who must be acceptable to the Company in its reasonable discretion).

                  (b) Exceptions. The Company shall not be required to effect a demand registration under the Act pursuant to Section 16(a) above if
(i) the aggregate market value of the shares of Common Stock proposed to be registered does not equal or exceed $1,000,000; (ii)


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within twelve months prior to any such request for registration, a registration of securities of the Company has been effected in which the Executive had the right to participate pursuant to this Section 16 or Section 17 hereof; (iii) the Company receives such request for registration within 180 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of such request; or (iv) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization or similar transaction materially affecting the capital structure or equity ownership of the Company which is actively being negotiated with another party whose identity is disclosed to the Executive; provided, however, that the Company may only delay a demand registration pursuant to this Section 16(b)(iv) for a period not exceeding 6 months (or until such earlier time as such transaction is consummated or no longer proposed). The Company shall promptly notify the Executive in writing of any decision not to effect any such request for registration pursuant to this
Section 16(b), which notice shall set forth in detail the reason for such decision and shall include an undertaking by the Company to promptly notify the Executive as soon as a demand registration may be effected.

                  (c) Reduction. If the managing underwriters advise the Company and the Executive participating in the demand registration in writing that in their opinion the number of shares of Common Stock held by the Executive which they requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall be reduced to the number of shares that the managing underwriters determine is marketable.


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                  (d)      Withdrawal. The Executive may withdraw at any time
before a registration statement filed pursuant to this section is declared effective, in which event the Company may withdraw such registration statement. If the Company withdraws a registration statement under this Section 16(d) in respect of a registration for which the Company would otherwise be required to pay some expenses under Section 18(c), (d) and (e) hereof, then the Executive shall be liable to the Company for all expenses of such registration specified in Section 18(c), (d) and (e) hereof.

         17.      Piggyback Registration Rights.

                  (a) Rights. Subject to the provisions of this Section 17, if the Company proposes to make a registered public offering of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to a demand registration under
Section 16 hereof or an offering registered on Form S-8, Form S-4 or comparable forms, the Company shall, not less than 45 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to the Executive, and at the written request of the Executive delivered to the Company within 15 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in the Executive's request.

                  (b) Primary Offering Reduction. If a registration in which the Executive has the right to participate pursuant to this Section 17 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i)


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first, the securities of the Company proposed to be sold, and (ii) second, the
Common Stock owned by the Executive.

                  (c) Secondary Offering Reduction. If a registration in which the Executive has the right to participate pursuant to this Section 17 is an underwritten secondary registration, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration exceeds the number of shares which can be sold in such offering, then the Company shall include in such offering the number of shares of Common Stock owned and proposed to be sold by the Company and by any other participants (including Executive) proposing (and entitled) to sell shares pursuant to such registration which the underwriters advise the Company can be sold in the offering, in proportion to the number of shares of Common Stock so requested by each of them to be included.

         18.      Other Registration Issues.

                  (a) The Company shall have no obligation to file a registration statement pursuant to Section 16 hereof, or to include shares of Common Stock owned by the Executive in a registration statement pursuant to
Section 17 hereof, unless and until the Executive has furnished the Company with all information and statements about or pertaining to the Executive in such reasonable detail as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement. Whenever any Executive has requested that any shares of Common Stock be registered pursuant to Sections 16 or 17 hereof, subject to the provisions of those Sections, the Company shall, as expeditiously as reasonably possible:

                           (i)      prepare and file with the SEC a
registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as


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soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Executive with copies of all such documents proposed to be filed);

                           (ii)     prepare and file with the SEC such
amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months or until the underwriters have completed the distribution described in such registration statement, whichever occurs first;

                           (iii)    furnish to the Executive such number of
copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Executive may reasonably request;

                           (iv)     use its best efforts to register or qualify
such shares under such other securities or Blue Sky Laws of such jurisdictions as the Executive reasonably requests (and to maintain such registrations and qualifications effective for a period of nine months or until the underwriters have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable the Executive or underwriters to consummate the disposition in such jurisdictions of such shares; provided, however, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not be required but for this Section 18(a)(iv), or (b) subject itself to taxation in any such jurisdiction; provided, further, that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be


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borne in part or full by the Executive, then the Executive shall pay such expenses to the extent required by such jurisdiction;

                           (v)      cause all such shares to be listed on
securities exchanges, if any, on which similar securities issued by the Company are then listed;

                           (vi)     provide a transfer agent and registrar for
all such shares not later than the effective date of such registration statements;

                           (vii)    enter into such customary agreements
(including an underwriting agreement in customary form) and take all such other actions as the Executive and underwriters reasonably request (and subject to approval by the Company's counsel) in order to expedite or facilitate the disposition of such shares; and

                          (viii) make available for inspection by the
Executive, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Executive or underwriter, or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company; provided, however, that the Company can condition delivery of any information, records or corporate documents upon the receipt from the Executive and the underwriter and their counsel, accountants, advisors and agents, of a confidentiality agreement in form and substance acceptable to the Company and its counsel in the exercise of their exclusive discretion,

                  (b) Holdback Agreement. In the event that the Company effects an underwritten public offering of any of the Company's equity securities, the Executive agrees, if requested by the managing underwriters, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities (except as part of such underwritten


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offering) during the 180-day period commencing with the effective date of the registration statement for such offering.

                  (c) Stockholder Expenses. If, pursuant to Section 16 or 17 hereof, shares of Common Stock owned by the Executive are included in a registration statement, then the Executive shall pay all transfer taxes, if any, relating to the sale of his shares, the fees and expenses of his own counsel, and his pro rata portion of any underwriting discounts, fees or commissions or the equivalent thereof.

                  (d) The Company's Expenses. Except for the fees and expenses specified in Section 18(c) hereof and except as provided in this
Section 18(d), the Company shall pay all expenses incident to the registration and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, underwriting discounts, fees and commissions (other than the Executive's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company. If the Company shall previously have paid, pursuant to this Section 18(d), the expenses of a registration, then the Executive shall pay all expenses described in this Section 18(d) (but not expenses described in Section 18(e) hereof).

                  (e)      Other. With respect to any registration pursuant to
Section 16 or 17 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed.


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                  (f)      Indemnity. In the event that any shares of Common
Stock owned by the Executive are offered or sold by means of a registration statement pursuant to Section 16 or 17 hereof, the Company agrees to indemnify and hold harmless the Executive and each person, if any, who controls or may control the Executive within the meaning of the Act (the Executive and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, jointly or severally, directly or indirectly (hereinafter referred to in this Section 18(f) in the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any such shares, or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Act of any state securities or Blue Sky Laws, except insofar as such claim is based upon, arises out of or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of or results from the omission of information and known to the Executive prior to the violation or alleged violation, provided, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Company or the Executive, respectively, to an amount equal to the net proceeds actually received by the Company or the Executive, respectively, from the sale of such shares effected

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pursuant to such registration. The Executive agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act (the Company, its officers and directors, and any such persons also being hereinafter referred to individually in this context as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement, or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of, or results from information developed or certified by the Executive for use in connection with the registration statement or arises out of, or results from an omission of information known to the Executive prior to the violation or alleged violation. The indemnifications set forth herein shall be in addition to any liability the Company or the Executive may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 18(f), such Indemnified Person shall submit written notice thereof to either the Company or the Executive, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person to so notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder.

The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designed by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and the Executive shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such claim, and no settlement or compromise of such claim may be made without the joint consent or approval of the Company and the Executive. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement or any claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

         19. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation, including stock options, (other than the Pro Rata Bonus).

                  (b) "Act" shall mean the Securities Act of 1933, as amended.

                  (c) "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the ninety day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement,

                  (d) "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the year ended prior to the fiscal year during which a Change in Control occurred, (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive), or (iii) the bonuses scheduled to be paid quarterly during the applicable year during the Term under Section 3(a).

                  (e) The termination of the Executive's employment shall be for "Cause" if it is a result of:

                           (i)      any act that (A) constitutes, on the part
of the Executive, fraud, dishonesty gross or malfeasance of duty and (B) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

                           (ii)     the conviction (from which no appeal may be
or is timely taken) of the Executive of a felony; or

                           (iii)    the suspension or removal of the Executive
by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time; provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

                           (x)      unless (A) there shall have been delivered
to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                           (y)      if such conduct (A) was believed by the
Executive in good faith to have been in or not opposed to the interests of the Company, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

                  (f) A "Change in Control" shall mean the occurrence during the Term of any of the following events:

                           (i)      An acquisition (other than directly from
the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934

Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
(1) an employee benefit plan (or a trust forming a part thereof) maintained by
(x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                           (ii)     The individuals who, as of the date of this
Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    Approval by stockholders of the Company of:

                                    (A)      A merger, consolidation or
reorganization involving the Company, unless

                                             (1)      the stockholders of the
Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                             (2)      the individuals who were
members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

(A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction.")

                                    (B)      A complete liquidation or
dissolution of the Company; or

                                    (C)      An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                           (iv)     Notwithstanding anything contained in this
Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  (g) "Constructive Termination" shall mean Executive's voluntary Termination of Service within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                           (i)      A material breach of this Agreement by the
Company that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure; or

                           (ii)     A material reduction in Executive's title
or responsibilities unless replaced with a new title or new responsibilities of comparable stature or value to the Company within thirty (30) business days.

                  (h) "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

                  (i) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Executive.

                  (j)      "Effective Date" shall mean

                  (k) "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections
(i) through (viii) hereof:

                           (i)      a change in the Executive's status, title,
position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason, or any other change in condition or circumstances that in the Executive's reasonable judgment makes it materially more difficult for the Executive to carry out the duties and responsibilities of his office than existed at any time within ninety days preceding the date of Change in Control or at any time thereafter;

                           (ii)     a reduction in the Executive's base salary
or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of the date due;

                           (iii)    the Company's requiring the Executive to be
based at any place outside a 30-mile radius from the executive offices occupied by the Executive immediately prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                           (iv)     the failure by the Company to (A) continue
in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

                           (v)      the insolvency or the filing (by any party,
including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty days;

                           (vi)     any material breach by the Company of any
provision of this Agreement;

                           (vii)    any purported termination of the
Executive's employment for Cause by the Company which does not comply with the terms of this Agreement; or

                           (viii)   the failure of the Company to obtain an
agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

         Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

                  (l) "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision of indicated.

                  (m) "Incentive Stock Option Plan" shall mean any incentive Stock Option Plan adopted by the Company's Board of Directors.

                  (n) "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the applicable year through the Termination Date and the denominator of which is 365.

                  (o) "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  (p) "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  (q) "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.


                                      THE BANC CORPORATION



                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------


ATTEST:



----------------------------------
     F. Hampton McFadden, Jr.
     Corporation Secretary


(CORPORATE SEAL)
                                      EXECUTIVE:



                                                                          (L.S.)
                                      ------------------------------------
                                                  James A. Taylor